SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities Pursuant
to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

EMAGEON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction) of incorporation or organization)	63-1240138 (I.R.S. Employer Identification No.)

1200 Corporate Drive, Suite 200 Birmingham, Alabama (Address of principal executive offices)	35242 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [___]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:	333-120621

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
EMAGEON INC. FORM 8-A Exhibit Index

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Registrant’s Common Stock, par value $0.001 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-120621), filed with the Securities and Exchange Commission as of November 19, 2004, and as further amended, which description is incorporated herein by reference.

Item 2. Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 2 on Form S-1/A, File No. 333-120621, filed on January 25, 2005)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Amendment No. 2 on Form S-1/A, File No. 333-120621, filed on January 25, 2005)

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 on Form S-1/A, File No. 333-120621, filed on February 4, 2005)

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 7, 2005	EMAGEON INC. (Registrant)

	By:	/s/ Charles A. Jett, Jr.

Charles A. Jett, Jr. Chief Executive Officer

EMAGEON INC.
FORM 8-A
Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 2 on Form S-1/A, File No. 333-120621, filed on January 25, 2005)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Amendment No. 2 on Form S-1/A, File No. 333-120621, filed on January 25, 2005)

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 on Form S-1/A, File No. 333-120621, filed on February 4, 2005)